                                                                      Exhibit 99

                             JOINT FILER INFORMATION

NAME:                                      Frost Gamma Investments Trust

ADDRESS:                                   4400 Biscayne  Blvd.
                                           Miami, FL  33137

Designated Filer:                          Phillip Frost, M.D.

Issuer and Ticker Symbol:                  Ideation Acquisition Corp. (IDI)

Date of Event Requiring Statement:         June 1, 2009

                                           FROST GAMMA INVESTMENTS TRUST

                                           by:   /s/ Phillip Frost, M.D.
                                                 -------------------------------
                                                 Phillip Frost, M.D., Trustee